SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2011

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-15943		06-1397316
(Commission File Number)		(IRS Employer Identification No.)

251 Ballardvale Street Wilmington, Massachusetts		01887
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 222-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 24, 2011, Charles River Laboratories International, Inc. (“Charles River” or the “Company”) entered into an agreement (the “ASR Agreement”) with Morgan Stanley & Co. Incorporated (“Morgan Stanley”) to effect an accelerated repurchase of Charles River’s common stock as part of Charles River’s $750 million share repurchase program, which was initially authorized by Charles River’s board of directors on July 29, 2010 for $500 million and later increased by $250 million on October 20, 2010.

Under the ASR Agreement, Charles River will pay a purchase price of $150 million to Morgan Stanley on February 28, 2011 from cash on hand and available liquidity, including funds borrowed by Charles River under its newly amended $900 million credit facility.  Charles River will receive an initial delivery on February 28, 2011 of approximately 3.76 million shares of its common stock from Morgan Stanley, which represents approximately 90% of the total number of shares that Charles River would receive under the ASR Agreement if the price per share of Charles River’s common stock remained at the closing price per share of Charles River’s common stock on February 23, 2011 throughout the calculation period.

The actual number of shares that Charles River will repurchase under the ASR Agreement will be determined based on a discount to the daily volume-weighted average prices of Charles River’s common stock over the course of the calculation period.  The calculation period is scheduled to extend for approximately three months, but it may conclude earlier at Morgan Stanley’s option.  If the actual number of shares repurchased exceeds the number of shares initially delivered, Charles River will receive from Morgan Stanley a number of additional shares equal to such excess following conclusion of the calculation period.  If the actual number of shares repurchased is less than the number of shares initially delivered, Charles River will be required, at its election, to either (1) deliver to Morgan Stanley a number of shares approximately equal to the difference or (2) make a cash payment to Morgan Stanley equal to the value of such shares, in either case following conclusion of the calculation period.  While the ASR Agreement is in effect, Charles River will generally not be permitted to repurchase its common stock in the open market.

The ASR Agreement contains certain terms customary for agreements of this type, including provisions for adjustments upon the occurrence of certain events and setting forth certain circumstances under which the ASR Agreement may be extended, terminated or unwound early.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 24, 2011, Charles River and certain of its subsidiaries entered into an Incremental Assumption Agreement and Amendment (the “Amendment”) relating to and amending its existing credit agreement (the “Third Amended and Restated Credit Agreement”) dated as of August 26, 2010 with certain financial institutions and JPMorgan Chase Bank, N.A. as administrative agent (as amended, the “Amended Credit Agreement”). Pursuant to the Amendment, Charles River incurred an additional $150 million aggregate principal amount of new term loans (the “2011 Incremental Term Loan Facility”) to finance in part the purchase price under the ASR Agreement, to pay related fees and expenses and for general corporate purposes.  The Amendment also (i) reset the amount of incremental facilities potentially available to Charles River to the amount potentially available prior to the funding of the 2011 Incremental Term Loan Facility, so that an aggregate principal amount of $250 million of incremental facilities remain potentially available to Charles River, (ii) modified the leverage ratio test that Charles River is required to comply with under the Amended Credit Agreement and (iii) made certain other amendments.

The $150 million 2011 Incremental Term Loan Facility matures in 18 quarterly installments with the last installment due August 26, 2015. The interest rates applicable to term loans made under the 2011 Incremental Term Loan Facility are the same as those applicable to the existing term loans and revolving loans under the Amended Credit Agreement, which are, at the Company’s option, equal to either the base rate (which is the higher of (1) the prime rate, (2) the federal funds rate plus 0.50% or (3) the one-month adjusted LIBOR rate) or the adjusted LIBOR rate plus an interest rate margin based upon the Company’s leverage ratio.

The obligations of Charles River under the Amended Credit Agreement, including those under the 2011 Incremental Term Loan Facility, remain guaranteed by Charles River's material domestic subsidiaries and secured by substantially all of the assets of Charles River and the guarantors, including a pledge of 100% of the capital stock of the domestic subsidiaries (other than the capital stock of any domestic subsidiary that is treated as a disregarded entity for U.S. federal income tax purposes (“Disregarded Entities”)) and 65% of the capital stock of certain first-tier foreign subsidiaries and Disregarded Entities, and mortgages on owned real property in the U.S. having a book value in excess of $10 million.

The Amended Credit Agreement now provides for up to $900 million in financing, including the prior $400 million U.S. term loan facility, the $150 million 2011 Incremental Term Loan Facility and a $350 million U.S. revolving facility.  A portion of the prior term loan facility is available in euros to a Netherlands-based subsidiary of the Company.

The Amendment is attached hereto as Exhibit 10.1 and incorporated into this Item 2.03 by reference.

In addition, the disclosure provided in Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Description

10.1
Incremental Assumption Agreement and Amendment, dated as of February 24, 2011, among Charles River Laboratories International, Inc., as Parent Borrower, certain subsidiaries of the Parent Borrower party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A. as administrative agent, Bank of America, N.A., as syndication agent, and the other agents party thereto.

Special Note on Factors Affecting Future Results

This Current Report on Form 8-K contains forward looking statements regarding future events and the future results of Charles River Laboratories International, Inc. (Charles River) that are based on current expectations, estimates, forecasts, and projections about the industries in which Charles River operates and the beliefs and assumptions of our management. Words such as “expect,” “anticipate,” “target,” “goal,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “will,” “likely,” “may,” “designed,” “would,” “future,” “can,” “could” and other similar expressions that are predictions of or indicate future events and trends or which do not relate to historical matters are intended to identify such forward  looking statements. These statements are based on current expectations and beliefs of Charles River and involve a number of risks, uncertainties, and assumptions that are difficult to predict. These also include statements regarding the accelerated stock repurchase program, including the number of shares to be repurchased, expected timing and duration, the amount of capital that may be expended and the treatment of repurchased shares, all of which may be subject to change in the future. You should not rely on forward looking statements because they are predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward looking statements. You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date of this document or in the case of statements incorporated by reference, on the date of the document incorporated by reference. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 25, 2010 under the section entitled “Our Strategy,” the section entitled “Risks Related to Our Business and Industry,” the section of this Quarterly Reports on Form 10-Q entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in our press releases and other financial filings with the Securities and Exchange Commission. We have no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or risks. New information, future events or risks may cause the forward looking events we discuss in this report not to occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles River Laboratories International, Inc.

Date:	February 25, 2011	By:	/s/ Matthew Daniel
			Name:	Matthew Daniel
			Title:	Deputy General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1
Incremental Assumption Agreement and Amendment, dated as of February 24, 2011, among Charles River Laboratories International, Inc., as Parent Borrower, certain subsidiaries of the Parent Borrower party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A. as administrative agent, Bank of America, N.A., as syndication agent, and the other agents party thereto.